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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                     FORM 8-K

                                  CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         April 26, 1999
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                                 MagneTek, Inc.
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            (Exact name of registrant as specified in its charter)

                                    Delaware
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                (State or other jurisdiction of incorporation)

       1-10233                                         95-3917584
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(Commission File number)                   (I.R.S. Employer Identification No.)

26 Century Boulevard               Nashville, Tennessee               37214
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code       (615) 316-5100
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        (Former name or former address, if changed since last report)


                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Effective as of April 26, 1999 (the "Closing Date"), MagneTek, Inc., a Delaware corporation (the "Registrant"), sold the assets, properties and business of its generator business (the "Business") to Emerson Electric Co., a Missouri corporation (the "Buyer"). The Business, located in Lexington, Tennessee, produces alternators for use with diesel and natural gas generator sets. In accordance with the Asset Purchase Agreement dated as of April 26, 1999 between the Buyer and the Registrant (the "Agreement"), Buyer paid to the Registrant $115 million in cash and also assumed certain liabilities. The purchase price paid by the Buyer for the Business was the result of arms-length negotiations between the Registrant and the Buyer. The Agreement provides that the purchase price is subject to certain adjustments. The description of the foregoing transaction is qualified by reference to the Agreement, filed as an Exhibit hereto.

     Prior to the Agreement, no material relationship existed between the Buyer and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

Item 5. OTHER EVENTS.

     On May 4, 1999, the Registrant's President and Chief Executive Officer, Ronald H. Hoge, resigned.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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c.    Exhibits

99.1  April 27, 1999 Press Release of MagneTek, Inc.
99.2 Asset Purchase Agreement dated as of April 26, 1999 between the Registrant and the Buyer.
99.3  May 4, 1999 Press Release of MagneTek, Inc.


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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 1999

                                        MagneTek, Inc.

                                        By /s/ SAMUEL A. MILEY
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                                           Samuel A. Miley, Esq.
                                           Vice President, General Counsel
                                           and Secretary


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